      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 3, 2001
                                                    REGISTRATION NO. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                           AVERY DENNISON CORPORATION
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                  95-1492269
  (State or other jurisdiction of        (I.R.S. Employer Identification Number)
   incorporation or organization)

                        150 NORTH ORANGE GROVE BOULEVARD
                           PASADENA, CALIFORNIA 91103
                                 (626) 304-2000
   (Address, including ZIP Code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                ----------------

                        ROBERT G. VAN SCHOONENBERG, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           AVERY DENNISON CORPORATION
                        150 NORTH ORANGE GROVE BOULEVARD
                           PASADENA, CALIFORNIA 91103
                                 (626) 304-2000
 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                             THOMAS W. DOBSON, ESQ.
                                LATHAM & WATKINS
                        633 WEST FIFTH STREET, SUITE 4000
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 485-1234

                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, AS
                         DETERMINED BY THE REGISTRANT.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                                ----------------

                                 CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM       AMOUNT OF
       TITLE OF EACH CLASS OF                AMOUNT TO BE    AGGREGATE OFFERING    REGISTRATION
   SECURITIES TO BE REGISTERED (1)           REGISTERED(1)        PRICE(2)              FEE
-------------------------------------------------------------------------------------------------
Debt Securities, Preferred Stock, $1.00
par value, Depositary Shares, Common
Stock, $1.00 par value, and Warrants of
Avery Dennison Corporation (3)...........   $600,000,000        $600,000,000         $150,000
-------------------------------------------------------------------------------------------------
Rights to Purchase Participating
Preferred Stock, $1.00 par value, of
Avery Dennison Corporation (4)...........             --                  --               --
=================================================================================================

(1) An indeterminate principal amount or number of debt securities, common stock and/or preferred stock, depositary shares or warrants of Avery Dennison as may from time to time be issued at indeterminate prices, in United States dollars or the equivalent thereof in any other currency, composite currency or currency unit, as shall result in an aggregate initial offering price for all securities in an amount not to exceed $600,000,000.

(2) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(3) This registration statement also covers such indeterminate number of securities that may be issued upon exchange for, or upon conversion of, as the case may be, the securities registered hereunder.

(4) The Rights are attached to and traded with the common stock. The value attributable to the Rights, if any, is reflected in the value of the common stock.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED JULY 3, 2001

PROSPECTUS


                                  $600,000,000



                           AVERY DENNISON CORPORATION
              DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES,
                            COMMON STOCK AND WARRANTS

                                ----------------

        We may offer and sell the securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

        Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

        We may offer and sell the following securities:

        -       debt securities;

        -       preferred stock;

        -       preferred stock represented by depositary shares;

        -       common stock; and

        - warrants to purchase debt securities, common stock, preferred stock or depositary shares.

                                ----------------

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR COMPLETENESS OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

                 The date of this prospectus is ________, 2001.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ABOUT THIS PROSPECTUS......................................................    1

WHERE YOU CAN FIND MORE INFORMATION........................................    1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................    2

FORWARD-LOOKING STATEMENTS.................................................    2

AVERY DENNISON CORPORATION.................................................    3

RATIO OF EARNINGS TO FIXED CHARGES.........................................    3

USE OF PROCEEDS............................................................    4

DESCRIPTION OF SECURITIES..................................................    4

DESCRIPTION OF DEBT SECURITIES.............................................    4

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK............................   13

DESCRIPTION OF DEPOSITARY SHARES...........................................   17

DESCRIPTION OF WARRANTS....................................................   20

PLAN OF DISTRIBUTION.......................................................   22

LEGAL MATTERS..............................................................   24

EXPERTS....................................................................   24

                              ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we filed with the United States Securities and Exchange Commission, or the "SEC." By using a shelf registration statement, we may sell up to $600,000,000 aggregate offering price of any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the supplement to this prospectus is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

        When we refer to "we," "our" and "us" in this prospectus, we mean Avery Dennison Corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries. When we refer to "you" or "yours," we mean the holders of the applicable series of securities.

                       WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC and at the Regional Offices of the SEC as follows:

                                                                 Chicago Regional Office
 Public Reference Room           New York Regional Office            Citicorp Center
450 Fifth Street, N.W. 7            World Trade Center           500 West Madison Street
       Room 1024                        Suite 1300                      Suite 1400
 Washington, D.C. 20549          New York, New York 10048     Chicago, Illinois 60661- 2551

        You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

        The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

        Our common stock is listed on the New York Stock Exchange (NYSE: AVY), and reports, proxy statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Our web site address is http://www.averydennison.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

        This prospectus is part of a registration statement that we filed with the SEC. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The rules of the SEC allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. The prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us.

        -       our Annual Report on Form 10-K filed with the SEC on March 29,
                2001;

        -       our Quarterly Report on Form 10-Q filed with the SEC on May 14,
                2001;

        - the description of our preferred share purchase rights contained in our registration statement on Form 8-A filed with the SEC on October 24, 1997; and

        - all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and before the termination of the offering.

        You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

                                    Secretary
                           Avery Dennison Corporation
                        150 North Orange Grove Boulevard
                           Pasadena, California 91103
                                 (626) 304-2000


                           FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that we incorporate by reference, contains certain "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements are indicated by words such as "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "potential," "project," "should," "target," "will," and other expressions, which refer to future events and trends, and identify forward-looking statements that involve risks and uncertainties. We caution that forward-looking statements are not guarantees because there are inherent and obvious difficulties in attempting to predict the outcome of future events. Therefore, actual results may differ materially from those expressed or implied. We have based these forward-looking statements on our current expectations and projections about future events. Our ability to attain management's goals and objectives are materially dependent on numerous factors, including, among other things, factors discussed in our filings with the SEC and the following:

        - the effect of general economic conditions and growth (or contraction) of the principal economies in which we operate, including the United States, Canada, Europe, Latin America and the Asia-Pacific region;

        -       fluctuations in currencies;

        - the availability and cost of raw materials and the ability to control or pass on the costs of raw materials and labor;

        - industry concentration in certain portions of our business, leading to sales of certain types of products being concentrated in a few major customers;

        - our ability to develop and successfully market new products and to develop, acquire and retain necessary intellectual property rights; and

        - other miscellaneous factors such as the effects of interest rate increases, legal and administrative cases and proceedings, changes in customer demand or businesses, loss of significant contracts or customers, potential for customers to purchase substitute products, etc.

        The factors identified above are believed to be some, but not all, of the important factors that could cause actual events and results to be materially different from those that may be expressed or implied in any such forward-looking statements. Any forward-looking statements should also be considered in light of the factors detailed in Exhibit 99 of our Annual Report on Form 10-K for the year ended December 30, 2000.

                           AVERY DENNISON CORPORATION

        Our principal business is the production of pressure-sensitive adhesives and materials and the production of consumer and converted products. Some of these materials are "converted" into labels and other products through embossing, printing, stamping and die-cutting, and some are sold in unconverted form as base materials, tapes and reflective sheeting. We also manufacture and sell a variety of consumer and converted products and other items not involving pressure-sensitive components, such as notebooks, three-ring binders, organizing systems, markers, fasteners, business forms, reflective highway safety products, tickets, tags and imprinting equipment.

        We manufacture and sell these products from approximately 200 manufacturing facilities and sales offices located in 42 countries, and employ approximately 18,800 persons worldwide. International operations, principally in Western Europe, constitute a significant portion of our business. In addition, we are currently expanding our operations in Asia Pacific, Latin America and Eastern Europe.

        Our principal executive offices are located at 150 North Orange Grove Boulevard, Pasadena, California 91103 and our telephone number is (626) 304-2000.


                       RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges are as follows for the periods indicated:


                        THREE MONTHS
                        ENDED MARCH 31,             FISCAL YEAR ENDED
                        --------------   ------------------------------------------
                            2001         2000     1999     1998      1997      1996
                             ---         ----     ----     ----      ----      ----
Ratio of earnings
to fixed charges.....        5.9          6.7      6.3      7.4       7.3       5.9
                             ---          ---      ---      ---       ---       ---

        We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consist of income before taxes plus fixed charges (excluding capitalized interest), and "fixed charges" consist of interest expense, capitalized interest, amortization of debt issuance costs and the portion of rent expense (estimated to be 35%) on operating leases deemed representative of interest.

                                 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities for general corporate purposes, including repaying, redeeming or repurchasing existing debt, and for working capital, capital expenditures and acquisitions. We may invest funds not required immediately for such purposes in short-term investment grade securities.

                            DESCRIPTION OF SECURITIES

        The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. For more information about the securities offered by us, please refer to the indenture, dated as of July __, 2001, between us and Chase Manhattan Bank and Trust Company, National Association. The form of the indenture is filed as an exhibit to the registration statement. The trustee under the indenture is referred to as the "indenture trustee." The indenture is subject to and governed by the Trust Indenture Act of 1939, and may be supplemented or amended from time to time following its execution.


                         DESCRIPTION OF DEBT SECURITIES

        The following description discusses the general terms and provisions of the debt securities that we may offer by this prospectus. The debt securities will be issued as senior debt securities, will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt.

        The debt securities will be governed by the indenture. The indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the prospectus supplement relating to the debt securities.

        The indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities in the applicable prospectus supplement.

GENERAL

        We may issue an unlimited amount of debt securities under the indenture in one or more series. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

        The debt securities will be unsecured obligations.

 Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a board resolution of Avery Dennison and in a supplemental indenture (including any pricing supplement) or in one or more officer's certificates of Avery Dennison. We refer you to the applicable prospectus supplement for a description of the following terms of the series of debt securities:

        (a) the title of the debt securities;

        (b) any limit upon the principal amount of the debt securities;

        (c) the person to whom interest is payable if other than the person in whose name the debt securities are registered;

        (d) the date or dates on which principal will be payable or how to determine the dates and the right, if any, to shorten or extend the date on which principal will be payable and the conditions to any such change;

        (e) the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the "interest payment dates;" and any record dates for the interest payable on the interest payment dates;

        (f) whether we may extend the interest payment periods and, if so, the terms of any extension;

        (g) the place where we will pay principal, premium and interest on the debt securities;

        (h) the period or periods during which, and the price or prices at which, and the terms and conditions at which the debt securities may be redeemed, in whole or in part, at our option;

        (i) any obligation, if any, we have to redeem or purchase the debt securities under any sinking fund, purchase fund or analogous provisions or at the option of a holder and the details of that obligation;

        (j) the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

        (k) any index or formula for determining the amount of principal of, premium and interest on the debt securities, and the manner of determining those amounts;

        (l) the currency, currencies or currency units in which we will pay principal, premium and interest on the debt securities and, if other than the currency of the United States of America, the manner of determining the equivalent thereof in the currency of the United States of America;

        (m) the currency, currencies or currency units in which the principal, premium and interest on the debt securities will be paid, if, at our election or the election of the holders, such principal, premium and interest is to be paid in currencies or currency units other than those the debt securities are stated to be payable, and the terms and conditions upon which such election is to be made;

        (n) any provision relating to deferral of interest payments;

        (o) whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

        (p) any rights of the holders to convert the debt securities into other securities or property and the terms and conditions of conversion;

        (q) any addition, modification or deletion to any events of default or covenants that apply to the debt securities; and

        (r) any other terms of the debt securities. (See Section 301.)

        One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the applicable prospectus supplement.

        Indexed debt securities may be issued with the principal amount payable at maturity, or the amount of interest payable on an interest payment date, to be determined by reference to a currency exchange rate, composite currency, commodity price or other financial or non-financial index as set forth in the applicable pricing supplement. Holders of indexed debt securities may receive a principal amount at maturity that is greater than or less than the face amount of such debt securities depending upon the value at maturity of the applicable index. Information as to the methods for determining the principal amount payable at maturity or the amount of interest payable on an interest payment date, as the case may be, any currency or commodity market to which principal or interest is indexed, foreign exchange and other risks and certain additional tax and other considerations with respect to indexed debt securities will be set forth in the applicable pricing supplement.

PAYMENT OF DEBT SECURITIES--INTEREST

        Unless indicated differently in a prospectus supplement, we will pay interest on the debt security on each interest payment date to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date.

        However, if we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

        (a) We will first propose to the indenture trustee the amount of defaulted interest proposed to be paid and a payment date for the defaulted interest. Next, the indenture trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between 10 and 15 days before the payment date we propose. Finally, we will pay the defaulted interest on the payment date to the registered holder of the debt security as of the close of business on the special record date.

        (b) Alternatively, we can propose to the indenture trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the indenture trustee believes the proposal is practicable, payment will be made as proposed. (See Section 307.)

PAYMENT OF DEBT SECURITIES--PRINCIPAL

        Unless we indicate differently in a prospectus supplement, we will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the indenture trustee, as our paying agent. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement.

        In our discretion, we may change the place of payment on the debt securities. (See Section 1002.)

FORM; TRANSFERS; EXCHANGES

        The debt securities will be issued:

        (a) only in fully registered form;

        (b) without interest coupons; and

        (c) unless otherwise specified in a prospectus supplement, in denominations that are integral multiples of $1,000.

        You may have your debt securities divided into debt securities of smaller denominations (of at least $1,000) or combined into debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange." (See Section 305.)

        You may exchange or transfer debt securities at the office of the indenture trustee. The indenture trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the "security registrar." It will also perform transfers. (See Section 305.)

        In our discretion, we may change the place for registration of transfer or exchange of the debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 301, 305 and 1002.)

        Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block the transfer or exchange of (a) debt securities during a period of 15 days prior to giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

REDEMPTION

        We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, all or any portion of the debt securities may be redeemed at our option at any time and from time to time. The debt securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series or any tranche of a series are to be redeemed, the indenture trustee will select the debt securities to be redeemed. In the absence of any provision for selection, the indenture trustee will choose a method of random selection it deems fair and appropriate. (See Sections 1102, 1103 and 1104.)

        Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once you surrender the debt security for redemption. (See Section 1106.) If only part of a debt security is redeemed, the indenture trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (Section 1107.)

        Prior to the date fixed for redemption, we will deposit with the paying agent money sufficient to pay the redemption price and accrued interest on all debt securities to be redeemed on that date. (See Section 1105.)

EVENTS OF DEFAULT

        An "event of default" occurs with respect to debt securities of any series if:

        (a) we do not pay any interest on any debt securities of the applicable series within 30 days of the due date (following any deferral allowed under the terms of the debt securities and elected by us);

        (b) we do not pay principal or premium on any debt securities of the applicable series on its due date;

        (c) we do not deposit any sinking fund payment when and if due by the terms of the applicable series of debt securities;

        (d) we default in the performance or remain in breach of a covenant (excluding covenants not applicable to the affected series) in the indenture or the debt securities for 90 days after we receive a written notice of default stating we are in default or breach and requiring remedy of the default or breach; the notice must be sent by either the indenture trustee or registered holders of at least 25% of the principal amount of debt securities of the affected series;

        (e) we file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

        (f) any other event of default specified in the prospectus supplement occurs. (See Section 501.)

        No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indenture.

REMEDIES

    Acceleration

        If an event of default occurs and is continuing with respect to any series of debt securities, then either the indenture trustee or the registered holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. (See Section 502.)

    Rescission of Acceleration

        After the declaration of acceleration has been made and before the indenture trustee has obtained a judgment or decree for payment of the money due on any series of debt securities, the registered holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the declaration and its consequences, if:

        (a) we pay or deposit with the indenture trustee a sum sufficient to pay:

                (1) all overdue interest, other than interest which has become due by declaration of acceleration;

                (2) the principal of and any premium which have become due other than by the declaration of acceleration and overdue interest on these amounts;

                (3) interest on overdue interest, other than interest which has become due by declaration of acceleration, to the extent lawful;

                (4) all amounts due to the indenture trustee under the indenture; and

        (b) all events of default with respect to the affected series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture. (See Section 502.)

        For more information as to waiver of defaults, see "Waiver of Default and of Compliance" below.

    Control by Registered Holders; Limitations

        If an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series, voting as a single class, without regard to the holders of outstanding debt securities of any other series that may also be in default will have the right to:

        (a) direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee; or

        (b) exercise any trust or power conferred on the indenture trustee with respect to the debt securities of the series.

        These rights of registered holders to make direction are subject to the following limitations:

        (a) the registered holders' directions will not conflict with any law or the indenture;

        (b) the indenture trustee may take any other action it deems proper which is consistent with the registered holders' direction; and

        (c) the direction is not unduly prejudicial to the rights of holders of the debt securities of that series who do not join that.

        The registered holders' directions may not involve the indenture trustee in personal liability where the indenture trustee believes indemnity is not adequate. (See Sections 512 and 601.)

        In addition, the indenture provides that no registered holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture for the appointment of a receiver or for any other remedy under the indenture unless:

        (a) that registered holder has previously given the indenture trustee written notice of a continuing event of default;

        (b) the registered holders of not less than 25% in aggregate principal amount of the outstanding debt securities of the affected series have made written request to the indenture trustee to institute proceedings in respect of an event of default and have offered the indenture trustee reasonable security or indemnity satisfactory to it against costs and liabilities incurred in complying with the request;

        (c) for 60 days after receipt of the notice, the indenture trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the indenture trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of the affected series.

        Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders. (See Section 507.)

        However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See
Section 508.)

        If any event of default is continuing with respect to all the series of debt securities, the registered holders of a majority in aggregate principal amount of the outstanding debt securities of all the series, considered as one class, will have the right to make such direction, and not the registered holders of the debt securities of any one of the series.

NOTICE OF DEFAULT

        The indenture trustee is required to give the registered holders of the debt securities notice of any default under the indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived. (See
Section 602.) The Trust Indenture Act currently permits the indenture trustee to withhold notices of default (except for certain payment defaults) if the indenture trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

WAIVER OF DEFAULT AND OF COMPLIANCE

        The registered holders of a majority in aggregate principal amount of the outstanding debt securities of any series, voting as a single class, without regard to the holders of outstanding debt securities of any other series, may waive, on behalf of the registered holders of all debt securities of such series, any past default under the indenture with respect to such series, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the registered holder of each outstanding debt security of the affected series. (See Section 513.)

        Compliance with some of the covenants in the indenture or otherwise provided with respect to debt securities may be waived by the registered holders of a majority in aggregate principal amount of the affected debt securities. (See Section 1006.)

CONSOLIDATION, MERGER AND CONVEYANCE OF ASSETS AS AN ENTIRETY

        Subject to the provisions described in the next paragraph, we will preserve our corporate existence. (See Section 1004.)

        We may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets, substantially as an entirety to any entity, and may not permit another entity to consolidate with or merge into us unless, among other things:

        (a) the entity formed by the consolidation or into which we are merged, or the entity which acquires us or which leases our property and assets substantially as an entirety, is a corporation, partnership, limited liability company or trust, is an entity organized and existing under the laws of the United States of America or any State of the United States or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding debt securities and the performance of all of our covenants under the indenture, as supplemented;

        (b) immediately after giving effect to the transactions, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and

        (c) we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease, and that the supplemental indenture, if any, comply with the applicable provisions of the indenture, and that all the conditions precedent set forth in the indenture have been complied with. (See Section 801.)

LIMITED RESTRICTIONS

        Unless we otherwise state in the prospectus supplement, the indenture does not limit our ability to incur debt and does not give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

COVENANTS

        Any covenants with respect to any particular series of debt securities will be set forth in the applicable prospectus supplement.

MODIFICATION OF INDENTURE

        Without Registered Holder Consent. Without the consent of any registered holders of debt securities, we and the indenture trustee may enter into one or more supplemental indentures for any of the following purposes:

        (a) to evidence the succession of another entity to us and the assumption by such person of the covenants in the indenture and the debt securities; or

        (b) to add one or more covenants or other provisions for the benefit of the registered holders of all or any series or tranche of debt securities, or to surrender any right or power conferred upon us; or

        (c) to add any additional events of default for all or any series of debt securities; or

        (d) to add to or change any provision of the indenture to the extent necessary to permit or facilitate the issuance of debt securities in bearer form or the issuance of debt securities in uncertificated form; or

        (e) to change or eliminate any provision of the indenture or to add any new provision to the indenture that does not adversely affect the interests of the registered holders; or

        (f) to provide security for the debt securities of any series; or

        (g) to establish the form or terms of debt securities of any series as permitted by the indenture; or

        (h) to evidence and provide for the acceptance of appointment of a separate or successor indenture trustee; or

        (i) to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the registered holders in any material respect. (See Section 901.)

        If the Trust Indenture Act is amended after the date of the indenture so as to require changes to the indenture or so as to permit changes to, or the elimination of, provisions which, at the date of the indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to the amendment or to effect the changes or elimination, and we and the applicable indenture trustee may, without the consent of any registered holders, enter into one or more supplemental indentures to effect or evidence the amendment.

        With Registered Holder Consent. We and the indenture trustee may, with some exceptions, amend or modify the indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of each series affected by the amendment or modification (voting as one class). However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby:

        (a) change the stated maturity of the principal or interest on any debt security (other than pursuant to the terms of the debt security), or reduce the principal amount, interest on or premium payable upon redemption, or change the currency in which any debt security or any premium or interest is payable thereon, or impair the right to bring suit to enforce any payment;

        (b) reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver under the indenture; or

        (c) modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

        A supplemental indenture which changes or eliminates any covenant or other provision of the indenture expressly included solely for the benefit of registered holders of debt securities of one or more particular series or tranches, or which modifies the rights of registered holders of debt securities of one or more series with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series or tranche. (See Section 902.)

DEFEASANCE AND COVENANT DEFEASANCE

        The indenture provides, unless the terms of the particular series of debt securities provide otherwise, that we may, upon satisfying several conditions, cause ourselves to be:

        (a) discharged from our obligations, with some exceptions, with respect to any series of debt securities, which we refer to as "defeasance"; and

        (b) released from our obligations under specified covenants with respect to any series of debt securities, which we refer to as "covenant defeasance."

        Among the conditions we must satisfy in order to effect a defeasance or a covenant defeasance is the irrevocable deposit with the indenture trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest and any mandatory sinking fund or analogous payments applicable on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on those debt securities on the maturity dates of the payments or upon redemption and any mandatory sinking fund or analogous payments applicable on those obligations. (See Section 1304.)

        The indenture permits defeasance with respect to any series of debt securities even if a prior covenant defeasance has occurred with respect to the debt securities of that series. Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default. (See
Section 1302.) Following a covenant defeasance, payment of the debt securities may not be accelerated by reference to the specified covenants affected by the covenant defeasance. (See Section 1303). However, if an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the respective debt securities, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

        Under current United States federal income tax law, the defeasance contemplated in the preceding paragraphs would be treated as an exchange of the relevant debt securities in which holders of the debt securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would be required after the defeasance to include in income might be different from that which would be includible in the absence of the defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

        Under current United States federal income tax laws, unless accompanied by other changes in the terms of the debt securities, covenant defeasance generally should not be treated as a taxable exchange.

SATISFACTION AND DISCHARGE

        The indenture will cease to be of further effect with respect to any series of debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the indenture, except as noted below, when:

        (a) all outstanding debt securities of such series have become due or will become due within one year at their stated maturity or on a redemption date; and

        (b) we deposit with the trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding debt securities of such series.

        We will remain obligated to pay all other amounts due under the indenture and to perform certain ministerial tasks to be described in the indenture.

RESIGNATION AND REMOVAL OF THE INDENTURE TRUSTEE; DEEMED RESIGNATION

        The indenture trustee may resign at any time by giving written notice to us. The indenture trustee may also be removed by act of the registered holders of a majority in principal amount of the then outstanding debt securities of any series, and in certain circumstances may be removed by us.

        No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee will become effective until the acceptance of appointment by a successor indenture trustee in accordance with the requirements of the indenture.

        Under some circumstances, we may appoint a successor indenture trustee and, if the successor accepts, the indenture trustee will be deemed to have resigned. (See Sections 610 and 611).

CONVERSION RIGHTS

        The terms and conditions of any debt securities being offered that are convertible into our common stock or other securities of Avery Dennison will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be mandatory, or at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.

GOVERNING LAW

        The indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.


                                 DESCRIPTION OF
                        COMMON STOCK AND PREFERRED STOCK

        The following description of our common stock and preferred stock is only a summary and is qualified in its entirety by reference to our certificate of incorporation and bylaws. Therefore, you should read carefully the more detailed provisions of our Restated Certificate of Incorporation, as amended (the "Restated Certificate"), our Bylaws, as amended, and our Rights Agreement, dated October 23, 1997, between us and First Chicago Trust Company of New York, as rights agent, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

GENERAL

        This prospectus describes certain general terms of our capital stock. For a more detailed description of these securities, we refer you to the applicable provisions of Delaware law and our Restated Certificate. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities set forth in this prospectus. A prospectus supplement may change any of the terms of the securities described in this prospectus.

        Pursuant to our Restated Certificate, our authorized capital stock consists of 400,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. At June 30, 2001, we had 110,104,689 shares of common stock outstanding and no shares of preferred stock outstanding.

COMMON STOCK

        Subject to any preferential rights that our board of directors may grant in connection with the future issuance of preferred stock, each holder of common stock is entitled to one vote per share on all matters voted upon by the stockholders. Each holder of common stock is entitled to receive ratably any dividends declared on the common stock by the board of directors from funds legally available for distribution. In the event of our liquidation, dissolution or winding up, after we pay all debts and other liabilities and any liquidation preference on the preferred stock, each holder of common stock would be entitled to share ratably in all of our remaining assets. The common stock has no subscription, redemption, conversion or preemptive rights. All shares of common stock are fully paid and nonassessable.

        DELAWARE GENERAL CORPORATION LAW SECTION 203

        As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the General Corporation Law of the State of Delaware (the "DGCL"), which restricts certain business combinations between us and an "interested stockholder" (in general, a stockholder owning 15% or more of our outstanding voting stock) or that stockholder's affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if:

        - prior to an interested stockholder becoming such, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

        - upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to certain exceptions; or

        - on or after the date an interested stockholder becomes such, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders (and not by written consent) by the affirmative vote of at least 662/3% of the outstanding voting stock not owned by the interested stockholder.

PREFERRED STOCK


        Under the Restated Certificate, our board of directors is authorized generally without stockholder approval to issue shares of preferred stock from time to time, in one or more classes or series. Prior to the issuance of shares of each series, the board of directors is required by the DGCL and the Restated Certificate to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following:

        -       the number of shares constituting each class or series;

        -       voting rights;

        - rights and terms of redemption (including sinking fund provisions);

        -       dividend rights and rates;

        -       dissolution;

        -       terms concerning the distribution of assets;

        -       conversion or exchange terms;

        -       redemption prices; and

        -       liquidation preferences.

        All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

        We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

        -       The title and stated value of the preferred stock;

        - The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

        - The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

        - Whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

        - The procedures for any auction and remarketing, if any, for the preferred stock;

        - The provisions for a sinking fund, if any, for the preferred stock;

        - The provision for redemption, if applicable, of the preferred stock;

        -       Any listing of the preferred stock on any securities exchange;

        - The terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

        -       Voting rights, if any, of the preferred stock;

        - Whether interests in the preferred stock will be represented by depositary shares;

        - A discussion of any material and/or special United States Federal income tax considerations applicable to the preferred stock;

        - The relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

        - Any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

        - Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

RANK

        Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

        - senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

        - on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

        - junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term "equity securities" does not include convertible debt securities.

PREFERRED SHARE PURCHASE RIGHTS

        On October 23, 1997, our Board of Directors adopted a Rights Agreement ("Rights Plan") and declared a dividend distribution of one preferred share purchase right (a "Right") on each outstanding share of our common stock. Stockholders may transfer the Rights with the common stock only until they become exercisable. The Rights have an anti-takeover effect that is intended to discourage coercive or unfair takeover tactics and to encourage any potential acquirer to negotiate a fair price to all of our stockholders. The Rights may cause substantial dilution to any party that may attempt to acquire us on terms not approved by our Board of Directors. However, the Rights are structured in a way so as not to interfere with any negotiated merger or other business combination.

        Generally, the Rights become exercisable only if a person or group (subject to certain exceptions stated in the Rights Plan) acquires 20% or more of the then outstanding shares of common stock or announces a tender offer which would result in ownership by a person or group of 20% or more of the then outstanding shares of common stock. Each Right entitles stockholders to buy one one-hundredth of a share of a new series of participating preferred stock at an exercise price of $150.

        If we are acquired in a merger or other business combination transaction, each Right entitles its holder to purchase, at the Right's then current price, a number of the acquiring company's common shares having a then current market value of twice the Right's exercise price.

        Following the acquisition by a person or group of beneficial ownership of 20% or more of our common stock (subject to certain exceptions stated in the Rights Plan) and prior to an acquisition of 50% or more of our common stock, our Board of Directors may exchange the Rights (other than Rights owned by the person or group), in whole or in part, at an exchange ratio of one common share per Right (subject to adjustment).

        Prior to the acquisition by a person or group of beneficial ownership of 20% or more of our common stock, the Rights are redeemable for $.01 per Right at the option of the board of directors.

        The Rights will expire on October 31, 2007.

REGISTRAR AND TRANSFER AGENT

        First Chicago, a division of EquiServe, is the registrar and transfer agent for our common stock.


                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

        We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. We will deposit with a depositary (the "preferred stock depositary") shares of preferred stock of each series represented by depositary shares. We will enter into a deposit agreement (each a "deposit agreement") with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares ("depositary receipts"). Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder's fractional interest in the preferred stock, to all the rights and preferences of the series of the preferred stock represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

        Immediately after we issue and deliver the preferred stock to a preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf. You may obtain copies of the applicable form of deposit agreement and depositary receipt from us upon request. The statements made in this section relating to the deposit agreement and the depositary receipts are summaries of certain anticipated provisions. These summaries are not complete and we may modify them in a prospectus supplement. For more detail we refer you to the deposit agreement itself, which we will file as an exhibit to the registration statement.

DIVIDENDS AND OTHER DISTRIBUTIONS

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

        In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

        No distribution will be made in respect of any depositary share that represents any preferred stock converted into other securities.

WITHDRAWAL OF STOCK

        Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless we have previously called for redemption or converted into other securities the related depositary shares), the holders will be entitled to delivery at that office of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares. Holders of depositary receipts will be entitled to receive shares of the related preferred stock as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will not thereafter be entitled to receive depositary shares.

REDEMPTION OF DEPOSITARY SHARES

        Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing shares of the preferred stock so redeemed, provided we have paid the applicable redemption price for the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.

        From and after the date fixed for redemption:

        - all dividends in respect of the shares of preferred stock called for redemption will cease to accrue;

        - the depositary shares called for redemption will no longer be deemed to be outstanding; and

        - all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled upon redemption and surrender to the preferred stock depositary.

VOTING OF THE PREFERRED STOCK

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of these depositary receipts on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as the action or non-action is in good faith and does not result from the preferred stock depositary's negligence or willful misconduct.

LIQUIDATION PREFERENCE

        If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as set forth in the applicable prospectus supplement.

CONVERSION OF PREFERRED STOCK

        The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if we so specify in the applicable prospectus supplement relating to an offering of depositary shares, holders may surrender depositary receipts to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to convert the preferred stock represented by the depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock. We have agreed that upon receipt of the instructions and any amounts payable, we will convert the depositary shares using the same procedures as those provided for converting preferred stock. If the depositary shares evidenced by a depositary receipt are to be converted in part only, the preferred stock depositary will issue a new depositary receipt(s) for any depositary shares not converted. No fractional shares of common stock will be issued upon conversion, and if the conversion would result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

        We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless the holders of at least 662/3% of the depositary shares evidenced by the depositary receipts then outstanding approve the amendment. No amendment will impair the right, subject to the exceptions set forth in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented by the depositary receipt, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended.

        We may terminate the deposit agreement upon not less than 30 days' prior written notice to the preferred stock depositary if a majority of each series of preferred stock affected by the termination consents to the termination. Upon termination, the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock represented by the depositary shares evidenced by the depositary receipts together with any other property held by the preferred stock depositary with respect to the depositary receipt.

        In addition, the deposit agreement will automatically terminate if:

        -       all outstanding depositary shares have been redeemed;

        - there has been a final distribution of the related preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred stock; or

        - each share of the related preferred stock has been converted into our securities which are not represented by depositary shares.

CHARGES OF PREFERRED STOCK DEPOSITARY

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

        The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary. Any such resignation or removal will take effect upon our appointment of a successor preferred stock depositary. We must appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal, and any preferred stock depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

        The preferred stock depositary will forward to holders of depositary receipts any reports and communications the preferred stock depositary receives from us relating to the preferred stock.

        We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished to us. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons we believe in good faith to be competent to give such information, and on documents we believe in good faith to be genuine and signed by a proper party.

        In the event the preferred stock depositary receives conflicting claims, requests or instructions from holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary will be entitled to act on such claims, requests or instructions received from us.


                             DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities ("debt warrants"), preferred stock ("preferred stock warrants"), depositary shares ("depositary shares warrants") or common stock ("common stock warrants," collectively with the debt warrants, the preferred stock warrants and the depositary shares warrants ("warrants")). We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement and the warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. We will set forth additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

DEBT WARRANTS

        We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

        -       the title of the debt warrants;

        -       the aggregate number of the debt warrants;

        -       the price or prices at which the debt warrants will be issued;

        - the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

        - the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

        - the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

        - the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

        - the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

        - the maximum or minimum number of the debt warrants which may be exercised at any time;

        - a discussion of the material United States Federal income tax considerations applicable to the exercise of the debt warrants; and

        - any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

        Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments principal, premium or interest on the securities purchasable upon the exercise.

OTHER WARRANTS

        We will describe in the applicable prospectus supplement the terms of the preferred stock warrants, depositary shares warrants and common stock warrants being offered, including the following:

        -       the title of the warrants;

        -       the securities for which the warrants are exercisable;

        -       the price or prices at which the warrants will be issued;

        - the number of the warrants issued with each share of preferred stock, common stock or depositary share;

        - any provisions for adjustment of the number or amount of shares of preferred stock, common stock or depositary shares receivable upon exercise of the warrants or the exercise price of the warrants;

        - if applicable, the date on and after which the warrants and the related preferred stock, common stock or depositary shares will be separately transferable;

        - if applicable, a discussion of the material United States Federal income tax considerations applicable to the exercise of the warrants;

        - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

        - the date on which the right to exercise the warrants will commence, and the date on which the right will expire; and

        - the maximum or minimum number of the warrants which may be exercised at any time.

EXERCISE OF WARRANTS

        Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock, common stock or depositary shares being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

        Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, depositary shares or shares of preferred stock or common stock purchasable upon the exercise. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.


                              PLAN OF DISTRIBUTION

        We may sell the securities described in this prospectus from time to time in one or more transactions

        -       to purchasers directly;

        -       to underwriters for public offering and sale by them;

        -       through agents;

        -       through dealers; or

        -       through a combination of any of the foregoing methods of sale.

        We may distribute the securities from time to time in one or more transactions at:

        -       a fixed price or prices, which may be changed;

        -       market prices prevailing at the time of sale;

        -       prices related to such prevailing market prices; or

        -       negotiated prices.

DIRECT SALES

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

TO UNDERWRITERS

        The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at the market offering of equity securities by or on our behalf.

        Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

        Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

THROUGH AGENTS AND DEALERS

        We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

        If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

DELAYED DELIVERY CONTRACTS

        If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

        The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

GENERAL INFORMATION

        Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

        Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange. The securities will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.


                                  LEGAL MATTERS

        Latham & Watkins, Los Angeles, California, will pass upon the validity of the securities offered hereby for us.


                                     EXPERTS

        The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 30, 2000, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, on the authority of said firm as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        Our estimated expenses in connection with the distribution of the securities being registered are as set forth in the following table:

               SEC registration fee ...................      $150,000
               Rating agency fees .....................      $200,000
               Fees and expenses of the trustees ......      $ 20,000
               Printing expenses ......................      $  4,000
               Legal fees and expenses ................      $100,000
               Accounting fees and expenses ...........      $ 15,000
               Miscellaneous ..........................      $ 25,000
                                                             --------
                    Total .............................      $514,000
                                                             ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the General Corporation Law of Delaware (the "DGCL") empowers Avery Dennison Corporation ("Avery Dennison") to indemnify, subject to the standards set forth therein, any person who is a party to any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of Avery Dennison, or is or was serving as such with respect to another entity at the request of Avery Dennison. The DGCL also provides that Avery Dennison may purchase insurance on behalf of any such director, officer, employee or agent.
Article VI of our Bylaws provides that Avery Dennison will indemnify any person to whom, and to the fullest extent, indemnification may be required or permitted under Section 145 of the DGCL. We maintain insurance covering certain liabilities of our directors and officers. We have also entered into contractual arrangements with our directors and officers pursuant to which such persons may be entitled to indemnity from us against certain liabilities arising from the discharge of their duties in such capacities.

ITEM 16. EXHIBITS

        (a) Exhibits

        A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

        (a) The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section
                10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, California, on July 3, 2001.


                                       AVERY DENNISON CORPORATION



                                       By:    /s/ DANIEL R. O'BRYANT
                                           -------------------------------------
                                           Daniel R. O'Bryant
                                           Senior Vice President, Finance and
                                           Chief Financial Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Daniel R. O'Bryant and Robert
G. Van Schoonenberg, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agents to act for him in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.


               SIGNATURE                                TITLE                        DATE
               ---------                                -----                        ----
  /s/  PHILIP M. NEAL                    Chairman of the Board and               July 3, 2001
------------------------------------     Chief Executive Officer
Philip M. Neal

  /s/  DEAN A. SCARBOROUGH               President and Chief Operating           July 3, 2001
------------------------------------     Officer, Director
Dean A. Scarborough

               SIGNATURE                                TITLE                        DATE
               ---------                                -----                        ----
  /s/  DANIEL R. O'BRYANT                Senior Vice President, Finance and      July 3, 2001
------------------------------------     Chief Financial Officer (Principal
Daniel R. O'Bryant                       Financial Officer)

  /s/  THOMAS E. MILLER                  Vice President and Controller           July 3, 2001
------------------------------------     (Principal Accounting Officer)
Thomas E. Miller

  /s/  DWIGHT L. ALLISON, JR.            Director                                July 3, 2001
------------------------------------
Dwight L. Allison, Jr.

  /s/  JOHN C. ARGUE                     Director                                July 3, 2001
------------------------------------
John C. Argue

  /s/  JOAN T. BOK                       Director                                July 3, 2001
------------------------------------
Joan T. Bok

  /s/  FRANK V. CAHOUET                  Director                                July 3, 2001
------------------------------------
Frank V. Cahouet

  /s/  RICHARD M. FERRY                  Director                                July 3, 2001
------------------------------------
Richard M. Ferry

  /s/  KENT KRESA                        Director                                July 3, 2001
------------------------------------
Kent Kresa

  /s/  CHARLES D. MILLER                 Director                                July 3, 2001
------------------------------------
Charles D. Miller

  /s/  PETER W. MULLIN                   Director                                July 3, 2001
------------------------------------
Peter W. Mullin

  /s/  SIDNEY R. PETERSEN                Director                                July 3, 2001
------------------------------------
Sidney R. Petersen

  /s/  DAVID E. I. PYOTT                 Director                                July 3, 2001
------------------------------------
David E. I. Pyott

                                  EXHIBIT INDEX

      EXHIBIT
       NUMBER        DESCRIPTION
       ------        -----------
        1.1*         Form of Underwriting Agreement.

        3.1 Restated Articles of Incorporation (incorporated by reference to the Proxy Statement dated February 28, 1977 for the Annual Meeting of Stockholders on March 30, 1977
                     (File No. 0-225 at the Securities Exchange Commission, 450
                     5th St., N.W., Washington, D.C.)).

        3.1.1        Amendment to Certificate of Incorporation, filed April 10,
                     1984 with the Delaware Secretary of State (incorporated by reference to the 1983 Annual Report on Form 10-K).

        3.1.2        Amendment to Certificate of Incorporation, filed April 11,
                     1985 with the Delaware Secretary of State (incorporated by reference to the 1984 Annual Report on Form 10-K).

        3.1.3        Amendment to Certificate of Incorporation, filed April 6,
                     1987 with the Delaware Secretary of State (incorporated by reference to the 1986 Annual Report on Form 10-K).

        3.1.4        Amendment to Certificate of Incorporation, filed October
                     17, 1990 with the Delaware Secretary of State (incorporated by reference to the Current Report on Form 8-K filed
                     October 31, 1990).

        3.1.5        Amendment to Certificate of Incorporation, filed April 28,
                     1997 with the Delaware Secretary of State (incorporated by reference to Exhibit 3 to the First Quarterly Report on Form 10-Q for 1997).

        3.2 Amended Bylaws of Avery Dennison (incorporated by reference to Exhibit 3(ii) to the Third Quarterly Report on Form 10-Q for 2000).

        4.1          Indenture, dated as of July 3, 2001, between Avery
                     Dennison Corporation and Chase Manhattan Bank and Trust
                     Company, National Association.

        4.2          Form of Note (included in Exhibit 4.1).

        4.3*         Form of Warrant.

        4.4*         Form of Warrant Agreement.

        4.5*         Form of Depositary Share.

        4.6*         Form of Depositary Agreement.

        4.7          Rights Agreement dated as of October 23, 1997 between Avery
                     Dennison and First Chicago Trust Company of New York, as rights agent (Incorporated by reference to Exhibit 1 to the Form 8-A filed on October 24, 1997, (File No. 001-07685).

        5.1          Opinion of Latham & Watkins.

       12.1          Statement regarding the computation of ratio of earnings to fixed charges for the three months ended March 31, 2001 and the fiscal years ended 2000,
                     1999, 1998, 1997 and 1996.

       23.1          Consent of Latham & Watkins (included in Exhibit 5.1).

       23.2          Consent of PricewaterhouseCoopers LLP, Independent Accountants.

       24.1          Powers of Attorney (contained on page II-3).

       25.1**        Statement of Eligibility of Form T-1 under the Trust Indenture Act of
                     1939, as amended, of Chase Manhattan Bank and Trust Company, National
                     Association under the Indenture.

----------

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

** Filed pursuant to Section 305(b)(2) of the TIA.